CONTACT:	-OR-	TRBR INVESTOR RELATIONS COUNSEL:
Trailer Bridge, Inc.		The Equity Group Inc.
John D. McCown		www.theequitygroup.com
Chairman & CEO		Adam Prior (212) 836-9606
(800) 554 - 1589		Ethan Guttenplan (212) 836-9605
www.trailerbridge.com

FOR IMMEDIATE RELEASE

TRAILER BRIDGE REPORTS FIRST QUARTER FINANCIAL RESULTS

Company to hold conference call this afternoon at 5:00 PM ET

Jacksonville, FL – May 15, 2008 — Trailer Bridge, Inc. (NASDAQ Global Market: TRBR) today reported unaudited financial results for the first quarter ended March 31, 2008 (see attached table). Southbound container volume increased 15.1% and total revenue increased 13.3%. Those results were mitigated by the new service startup, continuing fuel price increases and other items.

The first quarter was summarized by southbound vessel utilization of 72.4%, revenue of $30.4 million, an operating ratio of 97.7%, operating income of $692,000 and a net loss of $1.8 million. Startup of the Company’s new service is estimated to have incrementally reduced net income by $1.6 million during the first quarter. Net fuel cost increased by $1.0 million. These and other items totaling $0.9 million are recapped in detail below.

John D. McCown, Chairman and CEO, said, “We were very pleased to deliver strong top-line growth driven by a 15.1% increase in southbound container volume and 14.1% rise in related revenue, especially in a soft Puerto Rico freight market. Our core business, our ongoing twice weekly Puerto Rico services, continued to be profitable. Apart from some other items shown below, we were pushed into a loss due to increased fuel costs and investment in the new Dominican Republic/Puerto Rico service. However, March and April results as well as current trends in our new service are encouraging. Fuel increases continued to rise and outpaced fuel surcharge increases. To mitigate this loss we filed various additional fuel surcharges last week that are scheduled to go into effect June 1. We believe that our customers understand and will accept the surcharges.”

Total revenue for the three months ended March 31, 2008 was $30.4 million, an increase of 13.3% compared to the $26.8 million reported in the first quarter of 2007. The Company’s deployed vessel capacity utilization during the first quarter was 72.4% southbound and 21.6% northbound, compared to 80.3% and 24.6%, respectively, during the first quarter of 2007. The decrease in utilization was largely related to the introduction of the fifth vessel in the Company’s new service, which increased capacity by 22.1% southbound compared to the year earlier quarter.

Trailer Bridge reported operating income of $692,000 in the first quarter of 2008, compared with operating income of $3.8 million in the first quarter of 2007. The Company reported a net loss of $1.8 million, or $0.15 per share, for the first quarter of 2008 compared to net income of $1.3 million, or $0.11 per share, in the year earlier period.

Trailer Bridge, Inc.	Page 2
May 15, 2008

Mr. McCown continued, “Trailer Bridge’s board and management are focused on delivering the exceptional actual results we demonstrated in the recent past. For the twelve months ended June 2007, the last twelve month period prior to commencement of the new service and consistently increasing fuel prices, Trailer Bridge achieved an operating ratio of 82.9% and earnings of $10.0 million. We remain confident in our proven system and in our ability to meet the challenges of a new startup and the reality of rising fuel costs, a challenge all carriers must meet.”

Financial Position
At March 31, 2008, the Company had cash balances of $2.1 million and working capital of $4.6 million. The Company is in compliance with its covenants and has the full amount available on its $10 million revolving credit facility (see balance sheet attached).

Summary of Significant Changes in Operating Results
A table listing the main components in the difference in operating results for the first quarter ended March 31, 2008 compared to the year earlier quarter is shown below. The table also includes items that occurred in the first quarter that we are not typically experiencing in most quarters and are presented as additional information that may be useful.

New Service Loss Effect	$1,602,219
Net Fuel Cost Increase Effect	$998,694
Dry-docking of TBC Vessel	$298,226
More Unearned Revenue Re Schedule Delay	$281,592
More Fuel by Bigger Temporary Substitute Tug	$168,360
Strategic Alternatives Professional Fees	$167,259
Other, net	$(368,205)

Net Changes in Operating Results	$3,148,145

Conference Call
Trailer Bridge will discuss first quarter results in a conference call today at 5:00 PM (Eastern Time). The dial in number is 888-737-9834. The call will also be simultaneously broadcast over the Internet. To listen to the live webcast, please go to www.trailerbridge.com and click on the conference call link, or click: http://investor.shareholder.com/media/eventdetail.cfm?mediaid=31464&c=TRBR&mediakey=14D5787BAEEAD1875401492B22140786&e=0 The webcast will be archived and accessible for approximately 30 days if you are unable to listen to the live call.

Trailer Bridge provides integrated trucking and marine freight service to and from all points in the lower 48 states and Puerto Rico and Dominican Republic, bringing efficiency, service, security and environmental and safety benefits to domestic cargo in that traffic lane. This total transportation system utilizes its own trucks, drivers, trailers, containers and U.S. flag vessels to link the mainland with Puerto Rico via marine facilities in Jacksonville, San Juan and Puerto Plata. Additional information on Trailer Bridge is available at the www.trailerbridge.com website.

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters discussed in this press release include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to the future operating performance of the Company and its asset utilization. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors.

Trailer Bridge, Inc.	Page 3
May 15, 2008

Without limitation, these risks and uncertainties include the risks of economic recessions, severe weather, changes in the price of fuel, changes in demand for transportation services offered by the Company, capacity conditions in the Puerto Rico trade lane and changes in rate levels for transportation services offered by the Company.

(Tables to Follow)
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Trailer Bridge, Inc.	Page 4
May 15, 2008

TRAILER BRIDGE, INC.
CONDENSED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31,
(Unaudited)

	2008	2007
OPERATING REVENUES	$30,409,242	$26,840,504
OPERATING EXPENSES:
Salaries, wages, and benefits	4,204,153	3,981,655
Purchased transportation and other rents	7,770,914	6,350,839
Fuel	7,155,954	3,608,450
Operating and maintenance (exclusive of depreciation & dry-docking
shown separately below)	6,113,927	5,444,733
Dry-docking	298,226	4,544
Taxes and licenses	136,432	43,835
Insurance and claims	721,477	840,769
Communications and utilities	182,481	176,453
Depreciation and amortization	1,538,919	1,375,761
Loss on sale of assets	67,348	51,164
Other operating expenses	1,527,331	1,202,406

	29,717,162	23,080,609

OPERATING INCOME	692,080	3,759,895
NONOPERATING (EXPENSE) INCOME:
Interest expense	(2,596,909)	(2,619,678)
Interest income	46,613	191,826

(LOSS) INCOME BEFORE BENEFIT (PROVISION) FOR INCOME TAXES	(1,858,216)	1,332,043
BENEFIT (PROVISION) FOR INCOME TAXES	35,660	(6,454)

NET (LOSS) INCOME	$(1,822,556)	$1,325,589

PER SHARE AMOUNTS:
NET (LOSS) INCOME PER SHARE BASIC	$(0.15)	$0.11

NET (LOSS) INCOME PER SHARE DILUTED	$(0.15)	$0.11

WEIGHTED AVERAGE
SHARES OUTSTANDING BASIC	11,937,369	11,788,466

SHARES OUTSTANDING DILUTED	11,937,369	12,309,778

Trailer Bridge, Inc.	Page 5
May 15, 2008

TRAILER BRIDGE, INC.
CONDENSED BALANCE SHEETS

	March 31, 2008	December 31, 2007
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$2,079,469	$1,932,535
Trade receivables, less allowance for doubtful
accounts of $506,489 and $1,010,341	16,066,363	15,794,534
Prepaid and other current assets	2,595,421	2,719,522
Deferred income taxes, net	244,973	202,001

Total current assets	20,986,226	20,648,592
Property and equipment, net	92,078,036	93,762,574
Other assets	8,308,967	8,435,280

TOTAL ASSETS	$121,373,229	$122,846,446

LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)
Current Liabilities:
Accounts payable	$5,732,313	$6,918,764
Accrued liabilities	7,415,239	5,961,347
Unearned revenue	1,196,193	446,774
Current portion of long-term debt	2,054,537	2,008,220

Total current liabilities	16,398,282	15,335,105
Long-term debt, less current portion	105,303,981	106,098,506

TOTAL LIABILITIES	121,702,263	121,433,611

Commitments and contingencies
Stockholders' Equity (Capital Deficit):
Preferred stock, $.01 par value, 1,000,000, shares authorized;
no shares issued or outstanding	--	--
Common stock, $.01 par value, 20,000,000 shares
authorized; 11,937,593 and 11,931,564 shares issued and
outstanding	119,376	119,316
Additional paid-in capital	53,157,271	53,076,644
Deficit	(53,605,681)	(51,783,125)

TOTAL STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)	(329,034)	1,412,835

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIT)	$121,373,229	$122,846,446